EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS THIRD QUARTER 2006 RESULTS
•	Revenue grew to a record $111.5 million, up 47 percent year-over-year and 11 percent over prior quarter
•	GAAP net income grew to $14.0 million, or $0.08 per diluted share, including impact of compensation charges attributable to adoption of FAS 123R
•	Normalized net income* grew 90 percent year-over-year to $41.8 million, or $0.24 per normalized diluted share*, and increased 17 percent over prior quarter
CAMBRIDGE, Mass. — October 26, 2006 — Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the third quarter ended September 30, 2006. Revenue for third quarter 2006 was $111.5 million, an 11 percent increase over second quarter 2006 revenue of $100.6 million, and a 47 percent increase over third quarter 2005 revenue of $75.7 million.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2006 was $14.0 million, or $0.08 per diluted share. GAAP net income in the third quarter included equity-related compensation charges of approximately $14.6 million, or $0.08 per diluted share, on a pre-tax basis, reflecting the Company’s adoption of Financial Accounting Standard 123R on January 1, 2006. GAAP net income also reflected a book tax rate of approximately 45 percent.
The Company generated normalized net income* of $41.8 million, or $0.24 per normalized diluted share*, in the third quarter of 2006, a 17 percent increase over second quarter 2006 normalized net income of $35.8 million, or $0.20 per diluted share, a 90 percent improvement over 2005 third quarter normalized earnings of $22.0 million, or $0.14 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)
“We had another exceptionally strong quarter,” said Paul Sagan, president and CEO of Akamai. “We continued to experience healthy demand across our customer base, building on the momentum we achieved during the first half of the year. Key sectors, including media and entertainment, high technology, commerce, and public sector all posted solid results.”
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Adjusted EBITDA* for the third quarter of 2006 was $46.8 million, up 17 percent from $40.0 million in the prior quarter, and up from $27.7 million in the third quarter of 2005. Adjusted EBITDA as a percentage of revenue was 42 percent, up from 40 percent in the prior quarter, and up from 37 percent a year ago. (*See Use of Non-GAAP Financial Measures below for definitions.)
Cash from operations was $48.5 million in the third quarter, as compared to $27.7 million in the second quarter 2006, and $19.5 million in the same period last year. Cash, cash equivalents and marketable securities totaled $416 million at the end of the period, up from $367 million at the end of the second quarter of 2006.
The number of customers under long-term services contracts at the end of the third quarter increased by 84 to a record 2,144. Sales through resellers and sales outside the United States accounted for 20 percent and 22 percent, respectively, of revenue for the third quarter of 2006.
At September 30, 2006, the Company had approximately 156.2 million shares of common stock outstanding.
For purposes of year-over-year comparison of the Company’s GAAP results, net income for the three-month period that ended September 30, 2005, included a non-cash, non-recurring benefit of $255.3 million, or approximately $1.59 per diluted share, primarily related to the recognition of the Company’s net operating loss carryforward as a result of the release of a tax valuation allowance.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 7890805.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	September 30.	December 31,
	2006	2005
Assets
Cash and cash equivalents	$99,123	$91,792
Marketable securities	177,531	199,886
Restricted marketable securities	1,053	730
Accounts receivable, net	67,375	52,162
Prepaid expenses and other current assets	14,386	10,428

Current assets	359,468	354,998
Marketable securities	135,273	17,896
Restricted marketable securities	3,102	3,825
Property and equipment, net	71,923	44,885
Goodwill and other intangible assets, net	129,007	136,786
Other assets	4,569	4,801
Deferred tax assets, net	324,353	328,308

Total assets	$1,027,695	$891,499

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$73,322	$54,471
Other current liabilities	8,297	7,405

Current liabilities	81,619	61,876
Other liabilities	4,381	5,409
Convertible notes	200,000	200,000

Total liabilities	286,000	267,285
Stockholders’ equity	741,695	624,214

Total liabilities and stockholders’ equity	$1,027,695	$891,499

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2006	2006	2005	2005	2006	2005

Revenues	$111,495	$100,649	$75,713	$64,649	$302,969	$200,458

Costs and operating expenses:
Cost of revenues * †	24,984	21,195	15,295	12,752	65,495	39,571
Research and development *	8,862	8,373	4,953	4,507	23,961	13,089
Sales and marketing *	29,416	29,720	19,803	18,363	85,431	54,911
General and administrative * †	24,529	21,870	14,568	11,341	64,942	37,748
Amortization of other intangible assets	1,943	2,198	2,296	520	6,437	2,828

Total costs and operating expenses	89,734	83,356	56,915	47,483	246,266	148,147

Operating income	21,761	17,293	18,798	17,166	56,703	52,311

Interest (income) expense, net	(3,970)	(3,336)	567	770	(9,965)	2,350
Loss on early extinguishment of debt	—	—	1,370	—	—	1,370
(Gain) loss on investments, net	—	(2)	27	—	(259)	27
Other expense (income), net	448	(475)	63	(77)	(213)	712

Income before provision for income taxes	25,283	21,106	16,771	16,473	67,140	47,852
Provision (benefit) for income taxes	11,264	9,842	(255,489)	573	30,362	(254,387)

Net income	$14,019	$11,264	$272,260	$15,900	$36,778	$302,239

Net income per share:
Basic	$0.09	$0.07	$1.96	$0.12	$0.24	$2.29
Diluted	0.08	$0.07	$1.71	$0.11	$0.22	$2.00

Shares used in per share calculations:
Basic	155,739	154,702	139,204	130,119	154,753	132,125
Diluted	177,063	175,612	160,362	149,986	177,290	152,336

*	Includes equity-related compensation (see supplemental table for figures)

†	Includes depreciation (see supplemental table for figures)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2006	2006	2005	2005	2006	2005
Supplemental financial data (in thousands):

Equity-related compensation:
Cost of revenues	$517	$533	$—	$—	$1,323	$—
Research and development	3,037	3,332	360	129	8,026	495
Sales and marketing	4,781	5,040	234	129	12,410	410
General and administrative	6,179	4,270	789	399	13,017	1,362

Total equity-related compensation	$14,514	$13,175	$1,383	$657	$34,776	$2,267

Depreciation and amortization:
Network-related depreciation	$7,144	$6,178	$4,361	$3,472	$18,678	$10,748
Capitalized equity-related compensation amortization	129	27	—	—	162	—
Other depreciation	1,306	1,164	881	860	3,505	2,680
Amortization of other intangible assets	1,943	2,198	2,296	520	6,437	2,828

Total depreciation and amortization	$10,522	$9,567	$7,538	$4,852	$28,782	$16,256

Capital expenditures:
Purchases of property and equipment	$13,519	$10,733	$5,937	$7,584	$37,808	$21,119
Capitalized internal-use software	2,932	3,494	2,594	2,221	9,044	6,936
Capitalized equity-related compensation	1,058	1,242	—	—	2,822	—

Total capital expenditures	$17,509	$15,469	$8,531	$9,805	$49,674	$28,055

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$48,600	$26,059	$(44,213)	$12,695	$101,953	$(21,914)

End of period statistics:
Number of customers under recurring contract	2,144	2,060	1,830	1,736
Number of employees	917	871	766	774
Number of deployed servers	21,864	20,836	18,092	17,500

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2006	2006	2005	2005	2006	2005

Cash flows from operating activities:
Net income	$14,019	$11,264	$272,260	$15,900	$36,778	$302,239

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	10,732	9,778	7,792	5,074	29,413	17,006
Equity-related compensation	14,514	13,175	1,383	657	34,776	2,267
Change in deferred tax assets, net, including release of deferred tax asset valuation allowance	—	—	(255,345)	—	—	(255,187)
Non-cash portion of loss on early extinguishment of debt	—	—	481	—	—	481
Utilization of tax NOLs/credits	11,154	9,178	—	—	29,096	—
Excess tax benefits from stock-based compensation	(8,735)	(5,467)	—	—	(19,601)	—

Loss (gain) on investments, property and equipment and foreign currency, net	64	(295)	161	319	(558)	707
Provision for doubtful accounts	(164)	279	566	41	433	1,020
Changes in operating assets and liabilities:
Accounts receivable, net	(3,257)	(7,338)	(4,194)	(1,837)	(13,998)	(10,792)
Prepaid expenses and other current assets	(495)	(1,205)	2,567	(1,926)	(4,813)	1,418
Accounts payable, accrued expenses and other current liabilities	12,097	(418)	(6,818)	(1,846)	18,519	(3,786)
Accrued restructuring	(458)	(494)	(710)	(339)	(1,506)	(1,401)
Deferred revenue	(937)	(602)	1,374	45	1,102	1,700
Other noncurrent assets and liabilities	(44)	(109)	(18)	836	(244)	(547)

Net cash provided by operating activities:	48,490	27,746	19,499	16,924	109,397	55,125

Cash flows from investing activities:
Cash acquired through business combination	—	—	—	1,717	—	1,717
Purchases of property and equipment and capitalization of internal-use software and equity-related compensation	(16,451)	(14,227)	(8,531)	(9,805)	(46,852)	(28,055)
Purchase of investments	(87,778)	(86,924)	(6,534)	(15,541)	(279,707)	(32,619)
Proceeds from sales and maturities of investments	65,501	68,966	33,531	14,231	185,233	52,965
Decrease in restricted investments held for security deposits	—	—	202	—	400	202

Net cash (used in) provided by investing activities	(38,728)	(32,185)	18,668	(9,398)	(140,926)	(5,790)

Cash flows from financing activities:
Payments on capital leases	—	—	(171)	(93)	—	(398)
Repurchase and retirement of 5 1/2% covertible subordinated notes	—	—	(56,614)	—	—	(56,614)
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	7,186	6,822	1,933	4,145	18,651	7,721
Excess tax benefits from stock-based compensation	8,735	5,467	—	—	19,601	—

Net cash provided by (used in) financing activities	15,921	12,289	(54,852)	4,052	38,252	(49,291)

Effects of exchange rate translation on cash and cash equivalents	(62)	630	(259)	(431)	608	(1,278)

Net increase (decrease) in cash and cash equivalents	25,621	8,480	(16,944)	11,147	7,331	(1,234)
Cash and cash equivalents, beginning of period	73,502	65,022	51,028	39,881	91,792	35,318

Cash and cash equivalents, end of period	$99,123	$73,502	$34,084	$51,028	$99,123	$34,084

*	Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the non-GAAP financial metrics we have included are useful to management and investors because they provide additional insight into our operations as well as help us assess and monitor developments in our business. Set forth below are definitions of the non-GAAP terms we use and explanations of some of the benefits provided by those metrics.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, foreign exchange gains and losses, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures. Because Adjusted EBITDA eliminates these items, Akamai considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Akamai defines “normalized diluted share” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.
Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2006	2006	2005	2005	2006	2005

Net income	$14,019	$11,264	$272,260	$15,900	$36,778	$302,239
Amortization of intangible assets	1,943	2,198	2,296	520	6,437	2,828
Equity-related compensation	14,514	13,175	1,383	657	34,776	2,267
Amortization of capitalized equity-related compensation	129	27		—	162	—
(Gain) loss on investments, net	—	(2)	27	—	(259)	27
Utilization of tax NOLs/credits	11,154	9,178		—	29,096	—
Release of the deferred tax asset valuation allowance	—	—	(255,345)	—	—	(255,345)
Loss on early extinguishment of debt	—	—	1,370	—	—	1,370

Total normalized net income:	41,759	35,840	21,991	17,077	106,990	53,386

Interest (income) expense, net	(3,970)	(3,336)	567	770	(9,965)	2,350
Provision (benefit) for income taxes	110	664	(144)	573	1,266	958
Depreciation and amortization	8,450	7,342	5,242	4,332	22,183	13,428
Other expense (income), net	448	(475)	63	(77)	(213)	712

Total Adjusted EBITDA:	$46,797	$40,035	$27,719	$22,675	$120,261	$70,834

Normalized net income per share:
Basic	$0.27	$0.23	$0.16	$0.13	$0.69	$0.40
Diluted	$0.24	$0.20	$0.14	$0.12	$0.61	$0.36

Shares used in normalized per share calculations:
Basic	155,739	154,702	139,204	130,119	154,753	132,125
Diluted	179,563	178,358	159,994	149,986	178,700	152,336
# # #
Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and our ability to help our customers create profitable online business models. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission or server capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services and other factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.